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                                                                   Exhibit 2.2


                    [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]


         We hereby consent to being named and to the summarization of advice attributed to us in the response to Item 6 of the Annual Report on Form 20-F of Stolt Offshore S.A. for the fiscal year ended November 30, 1999.


                                                    /s/ ELVINGER, HOSS & PRUSSEN

Luxembourg,
May 31, 2000